Exhibit 10.3

SHARE LENDING AGREEMENT

Dated as of September 24, 2007

Among

STANDARD PACIFIC CORP. (“Lender”),

and

CREDIT SUISSE INTERNATIONAL (“Borrower”), represented by CREDIT

SUISSE, NEW YORK BRANCH, as agent for Borrower (“Borrowing Agent”).

This Agreement sets forth the terms and conditions under which Borrower may borrow from Lender shares of Common Stock.

The parties hereto agree as follows:

Section 1. Certain Definitions. The following capitalized terms shall have the following meanings:

“Borrowing Termination Date” means the 45th Permitted Borrowing Day after the date hereof that is a Trading Day.

“Business Day” means a day on which regular trading occurs in the principal trading market for the Common Stock.

“Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

“Clearing Organization” means The Depository Trust Company, or, if agreed to by Borrower and Lender, such other Securities Intermediary at which Borrower (or Borrowing Agent) and Lender maintain accounts.

“Closing Price” on any day means, with respect to the Common Stock (i) if the Common Stock is listed or admitted to trading on a U.S. securities exchange or is included in the OTC Bulletin Board Service (operated by the National Association of Securities Dealers, Inc.), the last reported sale price, regular way, in the principal trading session on such day on such market on which the Common Stock is then listed or is admitted to trading (or, if the day of determination is not a Business Day, the last preceding Business Day) and (ii) if the Common Stock is not so listed or admitted to trading or if the last reported sale price is not obtainable (even if the Common Stock is listed or admitted to trading on such market), the average of the bid prices for the Common Stock obtained from as many dealers in the Common Stock (which may include Borrower or its affiliates), but not exceeding three, as shall furnish bid prices available to Lender.

“Common Stock” means shares of common stock, par value $0.01 per share, of Lender, or any other security into which the Common Stock shall be exchanged or converted as the result of any merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy).

“Convertible Notes” means the $100,000,000 aggregate principal amount of 6.00% Convertible Senior Subordinated Notes due 2012 issued by Lender, or up to $115,000,000 aggregate principal amount to the extent the option to purchase additional Convertible Notes is exercised in full as set forth in the Underwriting Agreement.

“Credit Suisse” means Credit Suisse Group, a Swiss corporation.

“Cutoff Time” shall mean 10:00 a.m. in the jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice.

“Default” has the meaning set forth in Section 9(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indenture” means the Senior Subordinated Indenture dated as of April 10, 2002, between Lender and The Bank of New York Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as trustee, as supplemented by a first supplemental indenture dated as of April 10, 2002, a second supplemental indenture dated as of February 22, 2006 and a third supplemental indenture to be dated as of September 24, 2007, pursuant to which the Convertible Notes were issued.

“Lender’s Designated Account” means the securities account of Lender maintained on the books of Mellon Investor Services, as transfer agent, and designated “Standard Pacific Corp. (account number 001-751-85375C10)”.

“Loan” has the meaning set forth in Section 2(b).

“Loan Availability Period” means the period beginning with the date of issuance of the Convertible Notes and ending on the earliest of (i) October 1, 2012, (ii) the date as of which Lender has notified Borrower in writing of its intention to terminate this Agreement at any time after the latest of (x) the date on which the entire principal amount of the Convertible Notes ceases to be outstanding and (y) the date on which the entire principal amount of any additional convertible securities of Lender that Lender has in writing consented to permit Borrower to hedge under this Agreement ceases to be outstanding, in each case, whether as a result of conversion, redemption, repurchase, cancellation or otherwise and (iii) the date on which this Agreement shall terminate in accordance with the terms of this Agreement.

“Loaned Shares” means shares of Common Stock initially transferred to Borrower in a Loan hereunder. If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, then the number of Loaned Shares under outstanding Loans shall be proportionately increased or decreased, as the case may be. If any new or different security (or two or more securities) shall be exchanged for the outstanding shares of Common Stock as the result of any reorganization, merger, consolidation, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), such new or different security (or such two or more securities collectively) shall, effective upon such exchange, be deemed to become a Loaned Share in substitution for the former Loaned Share for which such exchange is made and in the same proportion for which such exchange was made. For purposes of return of Loaned Shares by Borrower or purchase or sale of securities pursuant to Section 4 or Section 10, such term shall mean securities of the same issuer, class and quantity as the Loaned Shares as adjusted pursuant to the two preceding sentences.

“Maximum Number of Shares” means the lesser of (i) (A) 7,839,809 shares of Common Stock (as adjusted from time to time as set forth herein, the “Share Number”), subject to the following adjustments:

(a) If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, the Share Number shall, effective as of the payment or delivery date of any such event, be proportionally increased or decreased, as the case may be;

(b) If, pursuant to a merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), the Common Stock is exchanged for or converted into cash, securities or other property, the Share Number shall, effective upon such exchange, be adjusted by multiplying the Share Number at such time by the number of securities, the amount of cash or the fair market value of any other property exchanged for one share of Common Stock in such event; minus

(B) the number of shares of Common Stock returned to Lender pursuant to Section 4 at any time plus the number of Replacement Shares purchased pursuant to Section 10(b) at any time (in each case, taking into account any adjustments of the nature described in clauses (a) and (b) above); and

(ii) the product of (a) the aggregate principal amount of Convertible Notes outstanding at such time, divided by $1,000 and (b) the Conversion Rate (as defined in the Indenture).

“Permitted Borrowing Day” means each Business Day from the date of this Agreement, to, and including, October 5, 2007, and each Business Day from, and including, the second Business Day following the date on which Lender files it Quarterly Report on Form 10-Q for the third fiscal quarter of 2007, to, and including, December 14, 2007, and each Business Day from, and including, the second Business Day following the date on which Lender files it Annual Report on Form 10-K for fiscal year 2007, to, and including, March 14, 2007 (and, for the avoidance of doubt, a Permitted Borrowing Day shall not include any day from and including October 6, 2007, to and including the first Business Day following the date on which Lender files it Quarterly Report on Form 10-Q for the third fiscal quarter of 2007 or any day from and including December 15, 2007, to and including the first Business Day following the date on which Lender files it Annual Report on Form 10-K for fiscal year 2007), but Permitted Borrowing Day shall not include any day with respect to which Lender suspends borrowing hereunder pursuant to Section 8(d). If on March 14, 2007, there shall not have been 45 Permitted Borrowing Days from the date of this Agreement through such date, the parties shall mutually agree on additional Permitted Borrowing Days consistent with the permitted periods set forth in this definition.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means a “securities intermediary” as defined by Section 8-102(a)(14) of the UCC.

“Trading Day” means a Business Day on which there is not any suspension under Section 8(d) or, in the commercially reasonable judgment of Borrower, any material limitation on trading in the Common Stock.

“UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as it may be amended from time to time.

“Underwriting Agreement” means the Underwriting Agreement, dated as of the date hereof, between Lender and the underwriters named therein relating to the registered public offering of the Convertible Notes.

Section 2. Loans of Shares; Transfers of Loaned Shares. (a) Subject to the terms and conditions of this Agreement, Lender hereby agrees to make available for borrowing by Borrower from time to time on any Permitted

Borrowing Date on or before the Borrowing Termination Date, shares of Common Stock up to, in the aggregate outstanding at any time, the Maximum Number of Shares.

(b) Subject to the terms and conditions of this Agreement, Borrower may, from time to time on any Permitted Borrowing Date on or before the Borrowing Termination Date by written notice to Lender (a “Borrowing Notice”), initiate a transaction in which Lender will lend Loaned Shares to Borrower through the issuance by Lender of such Loaned Shares to Borrower upon the terms, and subject to the conditions, set forth in this Agreement (each such issuance and loan, a “Loan”). Such Loan shall be confirmed by a schedule and receipt listing the Loaned Shares provided by Lender to Borrower (the “Confirmation”). Such Confirmation shall constitute conclusive evidence with respect to the Loan, including the number of shares of Common Stock that are the subject of the Loan to which the Confirmation relates, unless a written objection to the Confirmation specifying the reasons for the objection is received by Lender within five Business Days after the delivery of the Confirmation to Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, in no event shall Borrower be entitled to receive, or shall be deemed to receive, any shares of Common Stock if, immediately upon giving effect to such receipt of such shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of shares of Common Stock by Borrower or any affiliate of Borrower subject to aggregation with Borrower under such Section 13 and rules or any “group” (within the meaning of such Section 13 and rules) of which Borrower is a member (collectively, “Borrower Group”) would be equal to or greater than 9.9% or more of the outstanding shares of Common Stock or (ii) Borrower or any “affiliate” or “associate” of Borrower, would be an “interested stockholder” of Lender, as all such terms are defined in Section 203 of the Delaware General Corporation Law. If any delivery owed to Borrower hereunder is not made, in whole or in part, as a result of this provision, Lender’s obligation to make such delivery shall not be extinguished and Lender shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, Borrower gives notice to Lender that such delivery would not result in Borrower Group directly or indirectly so beneficially owning in excess of 9.9% of the outstanding shares of Common Stock or Borrower or any “affiliate” or “associate” of Borrower becoming an “interested stockholder”, as described in clauses (i) and (ii) above; provided that Lender shall not be required to deliver any Loaned Shares after the Borrowing Termination Date. Notwithstanding anything to the contrary in this Agreement, Lender shall not be liable to Borrower for any delivery of Loaned Shares in contravention of this Section 2(c) if Lender has not been notified by Borrower in writing that such delivery would contravene provisions of this paragraph.

(d) Lender shall transfer the Loaned Shares for any Loan to Borrower on or before the Cutoff Time on the date specified in the related Borrowing Notice (which shall be no earlier than the third Business Day following the date of such Borrowing Notice, unless otherwise agreed to by Lender). Delivery of the Loaned Shares to Borrower shall be made in the manner set forth under Section 11 below. Borrower currently intends to initiate Loans for an aggregate number of Loaned Shares equal to the Maximum Number of Shares prior to the Borrowing Termination Date and sell such Loaned Shares pursuant to Lender’s registration statement that is effective under the Securities Act with respect to the Loaned Shares.

(e) Notwithstanding anything to the contrary in this Agreement, Borrower or its affiliates shall not transfer or dispose of any Loaned Shares unless such Loaned Shares are sold by Borrower or such affiliate on a Permitted Borrowing Day pursuant to a registration statement that is effective under the Securities Act. Nothing herein shall prohibit transfers among subsidiaries of Credit Suisse that are not pursuant to an effective registration statement, provided that transfers by such transferee subsidiaries shall remain subject to the provisions of the foregoing sentence. Borrower may not initiate any Loan hereunder unless Lender has a registration statement effective under the Securities Act with respect to the Loaned Shares.

Section 3. Loan Fee. Borrower agrees to pay Lender a single loan fee per Loan (a “Loan Fee”) equal to $0.01 per Loaned Share. The Loan Fee shall be paid by Borrower on or before the time of transfer of the Loaned Shares pursuant to Section 2(d) on a delivery-versus-payment basis through the facilities of the Clearing Organization.

Section 4. Loan Terminations. (a) Borrower may terminate all or any portion of a Loan or Loans on any Business Day by giving written notice thereof to Lender and transferring the corresponding number of Loaned Shares to Lender, without any consideration being payable in respect thereof by Lender to Borrower.

(b) All Loans outstanding, if any, on the date this Agreement terminates pursuant to Section 13 (the “Facility Termination Date”) shall terminate on such date and any and all outstanding Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the Facility Termination Date.

(c) If a Loan is terminated upon the occurrence of a Default as set forth in Section 9, the Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the termination date of such Loan as provided in Section 9.

(d) If on any date, the aggregate number of Loaned Shares under Loans outstanding exceeds the Maximum Number of Shares, the number of Loaned Shares in excess of the Maximum Number of Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following such date.

Section 5. Distributions. (a) If at any time when there are Loaned Shares outstanding under this Agreement Lender pays a cash dividend or makes a cash distribution in respect of all its outstanding Common Stock, Borrower shall pay to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares), within three Business Days after the payment of such dividend or distribution, an amount in cash equal to the product of (i) the amount per share of Common Stock of such dividend or distribution and (ii) the number of Loaned Shares outstanding on the record date for such distribution.

(b) If at any time when there are Loaned Shares outstanding under this Agreement Lender makes a distribution in respect of all its outstanding Common Stock (other than a distribution upon liquidation or a reorganization in bankruptcy) in property or securities, including any options, warrants, rights or privileges in respect of securities (other than a distribution of Common Stock, but including any options, warrants, rights or privileges exercisable for, convertible into or exchangeable for Common Stock) (a “Non-Cash Distribution”), Borrower shall deliver to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares) in kind, within three Business Days after the date of such Non-Cash Distribution, the property or securities distributed, in an amount equal to the product of (i) the amount per share of Common Stock of such Non-Cash Distribution and (ii) the number of Loaned Shares outstanding on the record date for such distribution.

Section 6. Rights in Respect of Loaned Shares. (a) Except as otherwise provided in this Agreement, Borrower, insofar as it is the record owner of the Loaned Shares, shall have all of the incidents of ownership in respect of such Loaned Shares, until it delivers such Loaned Shares to Lender pursuant to the terms hereof.

(b) Borrower hereby waives the right, on behalf of itself and its affiliates, to vote, or to provide any consent or to take any similar action with respect to, the Loaned Shares in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan. Borrower agrees that it or any of its affiliates that is the record owner of any Loaned Shares will not vote such Loaned Shares on any matter submitted to a vote of Lender’s stockholders generally.

Section 7. Representations and Warranties. (a) Each of Borrower and Lender represent and warrant to the other that:

(i) it has full power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder;

(ii) it has taken all necessary action to authorize such execution, delivery and performance;

(iii) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

(iv) the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its certificate of incorporation, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound.

(b) Lender represents and warrants to Borrower, as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares have been duly authorized and, upon the issuance and delivery of any Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, will be duly authorized, validly issued, fully paid nonassessible shares of Common Stock; and the stockholders of Lender have no preemptive rights with respect to the Loaned Shares.

(c) Lender represents and warrants to Borrower, (i) as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the outstanding shares of Common Stock are listed on The New York Stock Exchange (the “NYSE”) and (ii) as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(d) Lender represents and warrants to Borrower, as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, Lender is not “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code (the “Bankruptcy Code”)) and Lender would be able to purchase the Maximum Number of Shares in compliance with the corporate law of Lender’s jurisdiction of incorporation.

(e) Lender represents to Borrower that for United States tax purposes it is a resident of the United States.

(f) The representations and warranties of Borrower and Lender under this Section 7 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination for any reason of this Agreement.

Section 8. Covenants. (a) Lender agrees and acknowledges that Borrower has represented to it that it is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Agreement is intended to be (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Borrower is intended to be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

(b) Lender shall, on any day on which Lender effects any repurchase of Common Stock, give Borrower a written notice of its Outstanding Shares (as defined below) (a “Repurchase Notice”) if, following such repurchase, the Outstanding Shares shall have decreased by more than 1.0% since the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, the Outstanding Shares as of the date hereof). The “Outstanding Shares” as of any day is the number of shares of Common Stock outstanding on such day, including all outstanding Loaned Shares; provided that as of any date, for purposes of calculating Outstanding Shares as of the date of the immediately preceding Repurchase Notice, such number shall be adjusted as set forth in clauses (a) and (b) of the definition of “Maximum Number of Shares” above, to the same extent Shares are adjusted therein, and only to the extent that any of the events listed in such clauses (a) and (b) have occurred between the date of the immediately preceding Repurchase Notice and such date.

(c) Borrower agrees that if any Loans are outstanding, the Loaned Shares for such Loans or Borrower’s short positions resulting from such Loans, will be used solely for the purpose of directly or indirectly facilitating the sale and hedging of the Convertible Notes by the holders thereof.

(d) Notwithstanding anything contained herein to the contrary, Lender may, in its sole discretion, upon written notice to Borrower, suspend its obligation to make available for borrowing hereunder shares of Common Stock for up to 15 Business Days, if Lender possesses material non-public information and Lender has determined in good faith that it is in the best interests of Lender to suspend its obligations hereunder for such period to avoid premature disclosure of such material non-public information.

Section 9. Events of Default. (a) All Loans, and any further obligation to make Loans under this Agreement, may, at the option of Lender by a written notice to Borrower (which option shall be deemed exercised, even if no notice is given, immediately on the occurrence of an event specified in either Section 9(a)(iii) or (iv) below), be terminated (A) immediately on the occurrence of any of the events set forth in either Section 9(a)(iii) or (iv) below and (B) two Business Days following such notice on the occurrence of any of the other events set forth below (each, a “Default”):

(i) Borrower fails to deliver Loaned Shares to Lender as required by Section 4;

(ii) Borrower fails to deliver or pay to Lender when due any cash, securities or other property as required by Section 5;

(iii) the filing by or on behalf of Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, receivership, compromise, arrangement, insolvency, readjustment of debt, dissolution, winding-up or liquidation or similar act or law, of any state, federal or other applicable foreign jurisdictions, now or hereafter existing (“Bankruptcy Law”), or any action by Borrower for, or consent or acquiescence to, the appointment of a receiver, trustee, custodian or similar official of Borrower, or of all or a substantial part of its property; or the making by Borrower of a general assignment for the benefit of creditors; or the admission by Borrower in writing of its inability to pay its debts as they become due;

(iv) the filing of any involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Borrower or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or of all or a substantial part of its property or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged;

(v) Borrower fails to provide any indemnity as required by Section 12;

(vi) Borrower notifies Lender of its inability to or intention not to perform Borrower’s obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

(vii) any representation made by Borrower under this Agreement in connection with any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder or Borrower fails to comply in any material respect with any of its covenants or agreements under this Agreement.

Section 10. Lender’s Remedies.

(a) Notwithstanding anything to the contrary herein, if, (i) Lender terminates any Loan pursuant to Section 9, (ii) all outstanding Loans terminate pursuant to Section 4(b) or (iii) Borrower is required to return Loaned Shares pursuant to Section 4(d) and, in any such case, at the time of such termination or on the date on which Borrower is required to return Loaned Shares pursuant to Section 4(d), as the case may be, the purchase of Common Stock in an amount equal to all or any portion of the number of Loaned Shares to be delivered to Lender in accordance with Section 4 shall (A) be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject, (B) violate, or would upon such purchase likely violate, any order or prohibition of any court, tribunal or other governmental authority, (C) require the prior consent of any court, tribunal or governmental authority prior to any such repurchase or (D) subject Borrower, in the commercially reasonable judgment of Borrower, to any liability or potential liability under any applicable federal securities laws (including, without limitation, Section 16 of the Exchange Act) (each of (A), (B), (C) and (D), a “Legal Obstacle”), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon Borrower’s obligations under Section 4 shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a “Repayment Suspension”). Following the occurrence of and during the continuation of any Repayment Suspension, Borrower shall use commercially reasonable efforts to remove or cure the Legal Obstacle as promptly as reasonably practicable. If Borrower is unable to remove or cure the Legal Obstacle within five Business Days of the termination of the Loan by Lender under Section 9, the termination of the Loan under Section 4(b) or the date on which Borrower is required to return Loaned Shares pursuant to Section 4(d), as the case may be, Borrower shall pay to Lender, in lieu of the delivery of Loaned Shares in accordance with Section 4, an amount in immediately available funds (the “Replacement Cash”) equal to the product of the Closing Price as of the Business Day immediately preceding the date Borrower makes such payment and the number of Loaned Shares otherwise required to be delivered.

(b) If Borrower shall fail to deliver Loaned Shares to Lender pursuant to Section 4(c) when due, then, in addition to any other remedies available to Lender under this Agreement or under applicable law, Lender shall have the right (upon prior written notice to Borrower) to purchase a like number of shares of Common Stock (“Replacement Shares”) in the principal market for such securities in a commercially reasonable manner; provided that if any Repayment Suspension or failure to deliver shall exist and be continuing, Lender may not exercise its right to purchase Replacement Shares unless Borrower shall fail to deliver the Loaned Shares or pay the Replacement Cash to Lender when due in accordance with Section 10(a) above. To the extent Lender shall exercise such right, Borrower’s obligation to return a like amount of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate and Borrower shall be liable to Lender for the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder), all of which shall be due and payable within three Business Days of notice to Borrower by Lender of the aggregate purchase price of the Replacement Shares. The purchase price of Replacement Shares purchased under this Section 10(b) shall include broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase.

Section 11. Transfers. (a) All transfers of Loaned Shares to Borrower hereunder shall be made by the crediting by a Clearing Organization of such financial assets to the Borrower’s “securities account” (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization. All transfers of Loaned Shares to Lender hereunder shall be made by the crediting of such Loaned Shares to Lender’s Designated Account. In every transfer of “financial assets” (within the meaning of Section 8-102 of the UCC) hereunder, the transferor shall take all steps necessary (i) to effect a delivery of such financial assets to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee in such financial assets under Section 8-501 of the UCC, (ii) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (iii) to provide the transferee with comparable rights under any similar law or regulation of any other jurisdiction that is applicable to such transfer.

(b) Except as otherwise provided herein, all transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately available, freely transferable funds.

(c) A transfer of securities or cash may be effected under this Section 11 on any day except (i) a day on which the transferee is closed for business at its principal address or (ii) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

Section 12. Indemnities. (a) Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including, without limitation, any losses relating to Borrower’s market activities as a consequence of becoming, or of the risk of becoming, subject to Section 16(b) of the Exchange Act, including, without limitation, any forbearance from market activities or cessation of market activities and any losses in connection therewith) incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 7 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement.

(b) Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses, incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with (i) any breach by Borrower of any of its representations or warranties contained in Section 7 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.

(c) In case any claim or litigation which might give rise to any obligation of a party under this Section 12 (each an “Indemnifying Party”) shall come to the attention of the party seeking indemnification hereunder (the “Indemnified Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Section 12. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.

(d) An Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 12 without the written consent of the Indemnifying Party.

Section 13. Termination of Agreement. (a) This Agreement shall terminate upon the earliest of (i) completion of the Loan Availability Period, (ii) the written agreement of Lender and Borrower to so terminate, (iii) upon the termination of the Underwriting Agreement without issuance of the Convertible Notes, and (iv) the occurrence of a Default as set forth in Section 9.

(b) Unless otherwise agreed in writing by Borrower and Lender, the provisions of Section 12 shall survive the termination of this Agreement.

Section 14. [Intentionally Omitted]

Section 15. Delivery of Shares. Notwithstanding anything to the contrary herein, Borrower may, by prior notice to Lender, satisfy its obligation to deliver any shares of Common Stock or other securities on any date due under the terms of this Agreement (an “Original Delivery Date”) by making separate deliveries of shares of Common Stock or such other securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of shares of Common Stock and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date. In addition, if Borrower is unable to satisfy its obligations to deliver any shares of Common Stock or other securities on any Original Delivery Date due to illiquidity in the market for such shares or securities then, Borrower shall, upon prior written notice to Lender, deliver such shares or securities as promptly as practicable thereafter; provided that delivery of any such shares or securities shall not be delayed pursuant to this sentence by more than five Business Days.

Section 16. Notices; Role of Borrowing Agent. (a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.

(b) Credit Suisse, New York branch, in its capacity as Borrowing Agent will be responsible for (A) issuing any required confirmations and statements to Borrower and Lender, (B) maintaining any books and records relating to this Agreement in accordance with its standard practices and procedures and in accordance with applicable law and (C) unless otherwise requested by Borrower, receiving, delivering, and safeguarding Borrower’s funds and any securities in connection with this Agreement, in accordance with its standard practices and procedures and in accordance with applicable law.

(i) Borrowing Agent is acting in connection with this Agreement solely in its capacity as Borrowing Agent for Lender and Borrower pursuant to instructions from Borrower and Lender. Borrowing Agent shall have no responsibility or personal liability to Lender or Borrower arising from any failure by Lender or Borrower to pay or perform any obligations hereunder, or to monitor or enforce compliance by Lender or Borrower with any obligation hereunder. Each of Lender and Borrower agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of this Agreement. Borrowing Agent shall otherwise have no liability in respect of this Agreement, except for its gross negligence or willful misconduct in performing its duties as Borrowing Agent.

(ii) Any and all notices, demands, or communications of any kind relating to this Agreement between Lender and Borrower shall be transmitted exclusively through Borrowing Agent at the following address:

Credit Suisse, New York branch

Eleven Madison Avenue

New York, NY 10010-3629

For payments and deliveries:

Facsimile No.: (212) 325 8175

Telephone No.: (212) 325 8678 / (212) 325 3213

For all other communications:

Facsimile No.: (212) 325 8173

Telephone No.: (212) 325 8676 / (212) 538 5306 / (212) 538 1193 / (212) 538 6886

(iii) The date and time of the Agreement evidenced hereby will be furnished by the Borrowing Agent to Lender and Borrower upon written request.

(iv) The Borrowing Agent will furnish to Lender upon written request a statement as to the source and amount of any remuneration received or to be received by the Borrowing Agent in connection with this Agreement.

(v) Lender and Borrower each represents and agrees (A) that this Agreement is not unsuitable for it in the light of such party’s financial situation, investment objectives and needs and (B) that it is entering into this Agreement in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other or the Borrowing Agent.

(vi) Borrower is regulated by The Securities and Futures Authority and has entered into this Agreement as principal. The time at which this Agreement was executed will be notified to Lender (through the Borrowing Agent) on request.

Section 17. Governing Law; Submission To Jurisdiction; Severability. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

Section 19. Amendments. No amendment or modification in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto to have executed this Share Lending Agreement as of the date and year first above written.

STANDARD PACIFIC CORP.		CREDIT SUISSE INTERNATIONAL
as Lender		as Borrower

By:	/s/ Andrew H. Parnes	By:	/s/ Sayedur Khan
Name:	Andrew H. Parnes	Name:	Sayedur Khan
Title:	Executive Vice President – Finance and Chief Financial Officer	Title:	Authorized Signatory

		By:	/s/ Ulrike Schefe
		Name:	Ulrike Schefe
		Title:	Authorized Signatory

CREDIT SUISSE, NEW YORK BRANCH
as Borrowing Agent

		By:	/s/ Louis J. Impellizeri
		Name:	Louis J. Impellizeri
		Title:	Director

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